Exhibit 99.1

IBERIABANK Corporation

UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL INFORMATION

The following tables show information about the financial condition and operations of IBERIABANK Corporation after giving effect to the acquisition of Pulaski Investment Corporation and Pocahontas Bancorp, and the $20 million in long-term borrowings to fund the cash portion of the Pulaski Investment Corporation acquisition. The preliminary unaudited pro forma condensed combined financial information shows the impact of the acquisitions as well as the $20 million long-term borrowing on the combined balance sheets and the combined statements of income under the purchase method of accounting with IBERIABANK Corporation treated as the acquirer. Under this method of accounting, the assets and liabilities of Pulaski Investment Corporation and Pocahontas Bancorp are recorded by us at their estimated fair values as of the date the respective acquisitions are completed. The preliminary unaudited pro forma condensed combined balance sheets as of December 31, 2006 assume the acquisitions were completed on that date. The private placement of IBERIABANK Corporation common stock and the trust preferred securities offering also used to fund the cash portion of the Pulaski acquisition were completed prior to December 31, 2006 and are included in IBERIABANK Corporation’s historical numbers. The preliminary unaudited pro forma income statements for the year ended December 31, 2006 were prepared assuming the acquisitions were completed on the first day of the respective period.

The historical financial numbers for Pulaski Investment Corporation and Pocahontas Bancorp, Inc. are as of and for the twelve months ended September 30, 2006. December 31, 2006 financial results are not complete.

It is anticipated that Pulaski Investment Corporation and Pocahontas Bancorp will provide IBERIABANK Corporation with financial benefits such as expense efficiencies and revenue enhancements, among other factors, although no assurances can be given that such benefits will be fully achieved. These benefits have not been reflected in the preliminary unaudited pro forma financial information. As required, the preliminary unaudited pro forma condensed combined financial information includes adjustments, which give effect to events that are directly attributable to the transaction and factually supportable; as such, any planned adjustments affecting the balance sheet, income statement, or shares of common stock outstanding subsequent to the assumed acquisition completion date are not included. The preliminary unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined companies had the companies actually been combined at the beginning of each period presented.

In addition, the allocation of the purchase price reflected in the preliminary pro forma condensed combined financial information is subject to adjustment. The preliminary purchase price allocation for the acquisitions will vary from the actual purchase price allocation that will be recorded upon the completion of the acquisitions based upon changes in the estimated fair value of the assets and liabilities acquired from Pulaski Investment Corporation and Pocahontas Bancorp. In addition, subsequent to the acquisition completion dates, there may be further refinements of the purchase price allocation as additional information becomes available.

The preliminary unaudited pro forma condensed combined financial information is derived from and should be read in conjunction with the historical consolidated financial statements and related notes, which are included our Annual Report on Form 10-K for the year ended December 31, 2006 and our Current Report on Form 8-K dated January 31, 2007.

IBERIABANK CORPORATION, PULASKI INVESTMENT CORPORATION, AND POCAHONTAS BANCORP, INC.

Unaudited Pro Forma Condensed Combined Consolidated Statement of Financial Condition

As of December 31, 2006, except as noted below(A)

(dollars in thousands)

	IBERIABANK Corporation	Pulaski Investment Corporation (A)	Pro Forma Adjustments		Pro Forma Combined Sub Total	Pocahontas Bancorp (A)	Pro Forma Adjustments		Pro Forma Combined

Assets
Cash and cash equivalents	$84,905	$22,623	$(48,141	)(10)	$59,387	$23,825	$(5,037	)(j)	$78,175
Securities available for sale, at fair value	558,832	54,741	(52,800	)(5)	560,773	93,561	—		654,334
Securities held to maturity	22,520	150	14	(5)	22,684	133,120	1,351	(e)	157,155
Mortgage loans held for sale	54,273	40,368	—		94,641	3,244	—		97,885
Loans, net	2,204,080	344,669	(2,315	)(2),(3),(4)	2,546,434	431,768	11	(b),(c),(d)	2,978,213
Premises and equipment, net	71,007	24,398	9,390	(1)	104,795	15,876	1,756	(a)	122,427
Goodwill	92,779	613	80,691	(13)	174,083	8,848	20,161	(m)	203,092
Other assets	114,650	15,851	12,643	(7)	143,144	28,212	8,020	(g),(l)	179,376

Total Assets	$3,203,046	$503,413	$(518)		$3,705,941	$738,454	$26,262		$4,470,657

Liabilities
Deposits	$2,422,582	$406,611	$(163	)(6)	$2,829,030	$557,788	$(404	)(f)	$3,386,414
Short-term borrowings	202,605	26,000	—		228,605	12,000	—		240,605
Long-term debt	236,997	23,439	(31,072	)(8),(12)	229,364	109,381	1,108	(h)	339,853
Other liabilities	21,311	5,905	6,358	(11)	33,574	6,329	3,111	(k)	43,014

Total Liabilities	2,883,495	461,955	(24,877)		3,320,573	685,498	3,815		4,009,886

Shareholders’ Equity
Common stock	12,379	610	523		13,512	76	1,212		14,800
Additional paid-in-capital	227,854	699	63,985		292,538	57,135	16,980		366,653
Retained earnings	173,794	40,569	(40,569)		173,794	24,784	(24,784)		173,794
Unearned compensation	(13,371)	—	—		(13,371)	(1,799)	1,799		(13,371)
Accumulated other comprehensive income	(3,306)	(420)	420		(3,306)	(2,837)	2,837		(3,306)
Treasury stock at cost	(77,799)	—	—		(77,799)	(24,403)	24,403		(77,799)

Total Shareholders’ Equity	319,551	41,458	24,359	(9)	385,368	52,956	22,447	(i)	460,771

Total Liabilities and Shareholders’ Equity	$3,203,046	$503,413	$(518)		$3,705,941	$738,454	$26,262		$4,470,657

(A)	The Pulaski Investment Corporation and Pocahontas Bancorp, Inc. historical numbers are as of September 30, 2006.

IBERIABANK CORPORATION, PULASKI INVESTMENT CORPORATION, AND POCAHONTAS BANCORP, INC.

Unaudited Pro Forma Condensed Combined Consolidated Statement of Income

For the Year ended December 31, 2006, except as noted below (A)

( in thousands, except per share data)

	IBERIABANK Corporation	Pulaski Investment Corporation (A)	Pro Forma Adjustments		Pro Forma Combined Sub Total	Pocahontas Bancorp (A)	Pro Forma Adjustments		Pro Forma Combined
Interest and Dividend Income
Loans, including fees	$133,763	$28,830	$813	(2)	$163,406	$28,772	$(118	)(b)	$192,060
Investment securities	28,954	2,489	(2,838	)(5)	28,605	10,410	(311	)(e)	38,704
Other	2,575	498	—		3,073	—	—		3,073

Total interest and dividend income	165,292	31,817	(2,025)		195,084	39,182	(429)		233,837

Interest Expense
Deposits	58,116	9,476	163	(6)	67,755	17,105	(569	)(f),(g)	84,291
Borrowings	15,654	2,226	(1,365	)(8),(10),(12)	16,515	7,026	(128	)(h),(j)	23,413

Total interest expense	73,770	11,702	(1,202)		84,270	24,131	(697)		107,704

Net interest income	91,522	20,115	(823)		110,814	15,051	268		126,133
Provision for (reversal of) loan losses	(7,803)	1,179	—		(6,624)	845	—		(5,779)

Net interest income after provision for loan losses	99,325	18,936	(823)		117,438	14,206	268		131,912

Noninterest income	23,450	38,277	—		61,727	5,022	—		66,749
Noninterest expense	73,127	47,128	1,564	(1),(7)	121,819	17,104	1,189	(a),(g)	140,112

Income (loss) before income tax expense	49,648	10,085	(2,387)		57,346	2,124	(921)		58,549
Income tax expense (benefit)	13,953	3,832	(835	)(11)	16,950	(90)	(322	)(k)	16,538

Net Income (Loss)	$35,695	$6,253	$(1,552)		$40,396	$2,214	$(599)		$42,011

Earnings (loss) per share - basic	$3.80	$2.56			$3.83	$0.49			$3.55

Earnings (loss) per share - diluted	$3.57	$2.56			$3.63	$0.48			$3.38

Average shares outstanding	9,401	2,439	(1,306	)(14)	10,534	4,509	(3,221	)(n)	11,822
Average shares outstanding-diluted	9,993	2,439	(1,306	)(14)	11,126	4,577	(3,289	)(n)	12,414

(A)	The Pocahontas Bancorp, Inc. historical numbers are for its fiscal year ended September 30, 2006. The Pulaski Investment Corp. historical numbers are for the twelve months ended September 30, 2006.

Pulaski Investment Corporation

1)	Adjustment to fair value Pulaski Investment Corporation’s fixed assets. The adjustment reflected, which totals $9.4 million, is based upon currently available fair value information. The adjustment will be depreciated over the estimated remaining life of the adjusted fixed assets using the straight-line method. The preliminary pro forma combined income statement impact of the adjustment resulted in a pre-tax increase to depreciation expense of $0.3 million for the twelve months ended December 31, 2006. The final adjustment may be significantly different.

2)	Adjustment to fair value Pulaski Investment Corporation’s loan portfolio. The adjustment reflected, which totals $1.2 million, is based upon currently available fair value information. The adjustment will be recognized over the estimated remaining life of the loan portfolio using the effective yield method. The preliminary pro forma combined income statement impact of the adjustment resulted in a pre-tax increase to interest income of $0.8 million for the twelve months ended December 31, 2006. The final adjustment may be significantly different.

3)	Adjustment to the allowance for loan losses for certain loans for which IBERIABANK Corporation’s plans for ultimate recovery differ from those of Pulaski Investment Corporation. IBERIABANK Corporation intends to dispose of these loans through sales or other means. The adjustment, which totals $0.5 million, is based upon a partial review of the Pulaski Investment Corporation loan portfolio. As IBERIABANK Corporation obtains additional information on the Pulaski Investment Corporation loan portfolio, the final adjustment may be significantly different from the adjustment reflected herein.

4)	Adjustment to reflect the estimated discount on impaired loans of $0.7 million in accordance with AICPA Statement of Position 03-3. The final adjustment may be significantly different.

5)	Adjustment to recognize securities classified as held to maturity by Pulaski Investment Corporation at fair value. The adjustment, which totals $14.0 thousand, is based upon currently available fair value information. Adjustments to securities also include the sale of $52.8 million of available for sale securities subsequent to the acquisition of Pocahontas Bancorp. The preliminary pro forma combined income statement impact of the fair value adjustment is a decrease in interest income of $3.0 thousand for the twelve months ended December 31, 2006. The preliminary pro forma combined income statement impact of the sale of securities is a decrease in interest income of $2.8 million for the twelve months ended December 31, 2006. The proceeds from the securities sale will be used to pay down Pocahontas Bancorp long-term debt. The final adjustment may be significantly different.

6)	Adjustment to fair value Pulaski Investment Corporation’s interest-bearing deposits. The adjustment of $0.2 million will be recognized over the estimated remaining life of the respective deposits using the effective yield method. The preliminary pro forma combined income statement impact for the adjustment resulted in an increase to interest expense of $0.2 million for the twelve months ended December 31, 2006. The final adjustments may be significantly different.

7)	Adjustment to recognize core deposit intangibles of $12.6 million associated with the acquisition, and the related preliminary pro forma combined income statement impact resulting from the acquisition. Core deposit intangibles will be amortized over a ten-year period using the straight-line method. The preliminary pro forma combined income statement impact for the adjustment resulted in an increase to other non-interest expense of $1.3 million for the core deposit intangibles amortization for the twelve months ended December 31, 2006. The final adjustment may be significantly different.

8)	Adjustment to fair value Pulaski Investment Corporation’s borrowings. The adjustment of $1.7 million will be recognized over the estimated remaining life of the respective borrowings using the effective yield method. The preliminary pro forma combined income statement impact for the adjustment resulted in an increase to interest expense of $7 thousand for the twelve months ended December 31, 2006, 2005. The final adjustments may be significantly different.

9)	Adjustment to eliminate Pulaski Investment Corporation’s historical stockholders’ equity. In addition to the cash consideration, the acquisition will result in the issuance of approximately 1.1 million shares of IBERIABANK Corporation common stock. The issuance of IBERIABANK Corporation common stock in the acquisition is recognized in the preliminary pro forma balance sheets at a value of $57.60 per share, which was the average closing price of IBERIABANK Corporation common stock on the five days surrounding the date of acquisition. The final adjustment may be significantly different.

10)	Adjustment to cash consists of cash consideration of $65.0 million paid to complete the acquisition, cash received from $20.0 million of long-term borrowings, acquisition related costs of $0.5 million in costs related to investment banking, legal, and consulting fees to be incurred directly in connection with the acquisition and an estimated $2.7 million in after tax costs related to change-in-control and other agreements that exist prior to the acquisition consummation date. The preliminary pro forma combined income statement impact of the reduction in cash resulted in a pre-tax increase to interest expense of $0.2 million for the twelve months ended December 31, 2006, due to additional borrowings needed as a result of the cash payments.

11)	Adjustment to recognize deferred tax liabilities at 35% resulting from the fair value adjustments in accordance with Statement of Financial Accounting Standard No. 109, “Accounting for Income Taxes,” (“SFAS 109”).

12)	Adjustment to recognize the $20.0 million of long-term borrowings undertaken to complete the acquisition as well as the reduction of $52.8 million in long-term debt resulting in the above-mentioned Pocahontas Bancorp available for sale securities sale. The adjustments resulted in a pre-tax decrease to interest expense of $1.5 million for the twelve months ended December 31, 2006.

13)	Adjustment to eliminate Pulaski Investment Corporation’s historical goodwill and recognize goodwill resulting from the acquisition of $81.3 million. See purchase price allocation table in Note 3 for more information.

14)	The pro forma basic and diluted potential common shares for the incremental shares issued in connection with the Pulaski Investment Corporation acquisition, assuming the transaction occurred at the beginning of the periods presented.

Pocahontas Bancorp, Inc.

a)	Adjustment to fair value Pocahontas Bancorp’s fixed assets. The adjustment reflected, which totals $1.8 million, is based upon currently available fair value information. The adjustment will be depreciated over the estimated remaining life of the adjusted fixed assets using the straight-line method. The preliminary pro forma combined income statement impact of the adjustment resulted in a pre-tax increase to depreciation expense of $0.1 million for the twelve months ended December 31, 2006. The final adjustment may be significantly different.

b)	Adjustment to fair value Pocahontas Bancorp’s loan portfolio. The adjustment reflected, which totals $1.8 million, is based upon currently available fair value information. The adjustment will be recognized over the estimated remaining life of the loan portfolio using the effective yield method. The preliminary pro forma combined income statement impact of the adjustment resulted in a pre-tax decrease to interest income of $0.1 million for the twelve months ended December 31, 2006. The final adjustment may be significantly different.

c)	Adjustment to the allowance for loan losses for certain loans for which the Company’s plans for ultimate recovery differ from those of Pocahontas Bancorp. IBERIABANK Corporation intends to dispose of these loans through sales or other means. The adjustment, which totals $1.0 million, is based upon a partial review of the Pocahontas Bancorp loan portfolio. As IBERIABANK Corporation obtains additional information on the Pocahontas Bancorp loan portfolio, the final adjustment may be significantly different from the adjustment reflected herein.

d)	Adjustment to reflect the estimated discount on impaired loans of $0.8 million in accordance with AICPA Statement of Position 03-3. The final adjustment may be significantly different.

e)	Adjustment to recognize securities classified as held to maturity by Pocahontas Bancorp at fair value. The adjustment reflected which totals $1.4 million, is based upon currently available fair value information. The preliminary pro forma combined income statement impact of the adjustment resulted in a pre-tax decrease to interest income of $0.3 million for the twelve months ended December 31, 2006. The final adjustment may be significantly different.

f)	Adjustment to fair value Pocahontas Bancorp’s interest-bearing deposits. The adjustment of $0.4 million will be recognized over the estimated remaining life of the respective deposits using the effective yield method. The preliminary pro forma combined income statement impact for the adjustment resulted in an increase to interest expense of $0.4 million for the twelve months ended December 31, 2006. The final adjustments may be significantly different.

g)	Adjustment to eliminate Pocahontas Bancorp’s historical core deposit intangibles and recognize core deposit intangibles of $10.8 million associated with the acquisition, and the related preliminary pro forma combined income statement impact resulting from the acquisition. Core deposit intangibles will be amortized over a ten-year period using the straight-line method. The preliminary pro forma combined income statement impact for the adjustment resulted in an increase to other non-interest expense of $1.1 million for the core deposit intangibles amortization for the twelve months ended December 31, 2006. The preliminary pro forma combined income statement impact for the adjustment also resulted in a decrease to interest expense of $1.0 million to eliminate the historical core deposit intangibles amortization for the twelve months ended December 31, 2006. The final adjustment may be significantly different.

h)	Adjustment to fair value Pocahontas Bancorp’s borrowings. The adjustment of $1.1 million will be recognized over the estimated remaining life of the respective borrowings using the effective yield method. The preliminary pro forma combined income statement impact for the adjustment resulted in a decrease to interest expense of $0.4 million for the twelve months ended December 31, 2006. The final adjustment may be significantly different.

i)	Adjustment to eliminate Pocahontas Bancorp’s historical stockholders’ equity. The acquisition will result in the issuance of approximately 1.3 million shares of IBERIABANK Corporation common stock. The issuance of IBERIABANK Corporation common stock is recognized in the preliminary pro forma balance sheet at a value of $58.55 per share, which was the average closing price per share of IBERIABANK Corporation common stock for the five-day period surrounding the date the acquisition was announced.

j)	Adjustment to cash for acquisition related costs. Adjustment includes an estimated $1.3 million in costs related to investment banking, legal, and consulting fees to be incurred directly in connection with the acquisition and an estimated $3.7 million in costs related to change-in-control, stock option exercises and other agreements that existed prior to the acquisition consummation date. The preliminary pro forma combined income statement impact of the reduction in cash resulted in a pre-tax increase to interest expense of $0.3 million for the twelve months ended December 31, 2006, due to additional borrowings needed as a result of the cash payments. The final adjustments may be significantly different.

k)	Adjustment to recognize deferred tax liabilities at 35% resulting from the fair value adjustments in accordance with Statement of Financial Accounting Standard No. 109, “Accounting for Income Taxes,” (“SFAS 109”).

l)	Adjustment to recognize the cancellation of Pocahontas Bancorp’s ESOP. The adjustment reflected, which totals $1.5 million, is based upon currently available fair value information. The final adjustment may be significantly different.

m)	Adjustment to eliminate historical Pocahontas Bancorp’s goodwill and recognize goodwill resulting from the acquisition of $29.0 million. See purchase price allocation table in Note 3 for more information.

n)	The pro forma basic and diluted potential common shares for the incremental shares issued in connection with the Pocahontas Bancorp acquisition, assuming the transaction occurred at the beginning of the periods presented.

IBERIABANK CORPORATION, PULASKI INVESTMENT CORPORATION AND

POCAHONTAS BANCORP, INC.

NOTES TO PRELIMINARY UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1—BASIS OF PRELIMINARY PRO FORMA PRESENTATION

The acquisitions will be accounted for as acquisitions by IBERIABANK Corporation of Pulaski Investment Corporation and Pocahontas Bancorp, Inc. using the purchase method of accounting. Accordingly, the assets and liabilities of Pulaski Investment Corporation and Pocahontas Bancorp will be recorded at their respective fair values on the date the acquisitions are completed. The pro forma adjustments included herein are subject to change as additional information becomes available and as additional analyses are performed.

The final allocation of the purchase price will be determined after the acquisitions are completed and additional analyses are performed to determine the fair values of Pulaski Investment Corporation’s and Pocahontas Bancorp’s tangible and identifiable intangible assets and liabilities as of the dates the acquisitions are completed. Changes in the fair value of the net assets of Pulaski Investment Corporation and Pocahontas Bancorp as of the dates of the acquisitions will change the amount of purchase price allocable to excess purchase price. The further refinement of transaction costs will change the amount of excess purchase price recorded. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein.

The pro forma financial information for the acquisitions is included only as of and for the year ended December 31, 2006. The unaudited pro forma information is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the acquisitions been completed at the beginning of the applicable period presented, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined company. The historical data presented for Pulaski Investment Corporation and Pocahontas Bancorp are as of and for the twelve months ended September 30, 2006.

NOTE 2—PURCHASE PRICES

The purchase price of Pulaski Investment Corporation is based on exchanging 0.2274 shares (fixed portion) of IBERIABANK Corporation common stock for each outstanding Pulaski Investment Corporation share at the closing price per share of IBERIABANK Corporation common stock on January 31, 2007, the date of the acquisition, as well as issuing shares of IBERIABANK Corporation common stock determined by the quotient obtained by dividing $13.323 by the average trading price of the IBERIABANK Corporation common stock on the 15 trading days ending one business day prior to the effective date of the merger (variable portion) for each outstanding share of Pulaski Investment Corporation common stock.

Based upon values as of January 31, 2007, the date of the acquisition, the total market value of the IBERIABANK Corporation common stock issued in connection with the Pulaski Investment Corporation acquisition is calculated as follows:

Pulaski Investment Corporation common shares outstanding on January 31, 2007	2,439,356
Exchange ratio (fixed portion)	0.2274
Exchange ratio (variable portion)	0.2371

IBKC common stock to be issued	1,133,064
Value of IBKC common stock	$57.60

Total market value of IBKC common stock to be issued	$65,816,883

In addition to the IBERIABANK Corporation common stock issued in connection with the Pulaski Investment Corporation acquisition, $65.0 million in cash was paid to complete the acquisition.

The purchase price of Pocahontas Bancorp is based on exchanging 0.2780 shares of IBERIABANK Corporation common stock for each outstanding Pocahontas Bancorp share at the average closing price per share of IBERIABANK Corporation common stock for the five-day period surrounding the date the acquisition was announced as well as $20 thousand in cash to settle fractional shares.

The total market value of the IBERIABANK Corporation common stock issued in connection with the Pocahontas Bancorp acquisition is calculated as follows:

Pocahontas Bancorp, Inc. common shares outstanding on February 1, 2007	4,631,983
Exchange ratio	0.2780

IBKC common stock to be issued	1,287,793
Value of IBKC common stock	$58.55

Total market value of IBKC common stock to be issued	$75,402,856

In addition to the above market value of the IBERIABANK Corporation common stock issued in both acquisitions, the total purchase prices include other direct acquisition costs of IBERIABANK Corporation, such as legal, investment banking and other professional fees.

NOTE 3—PRIVATE PLACEMENT

Proceeds of $30 million we received from the private placement (together with the proceeds from the sale of $15 million of trust preferred securities and $20 million of long-term debt) were used to fund the cash portion of our acquisition of Pulaski Investment Corporation. The proceeds are based on a sale price of $52.00 per share and 576,923 shares.

NOTE 4—PURCHASE PRICE ALLOCATIONS

The preliminary unaudited pro forma condensed combined financial statements reflect the following purchase price allocations for Pulaski Investment Corporation and Pocahontas Bancorp (in thousands):

Pulaski Investment Corporation

Historical net assets applicable to Pulaski Investment Corporation’s common stock at September 30, 2006		$41,458
After tax merger related charges, severance payments and contract termination cost		(3,140)

Increase (decrease) to Pulaski Investment Corporation’s net asset value at
September 30, 2006 as a result of estimated fair value adjustments:
Investment securities	$14
Loans	(2,315)
Fixed assets	9,390
Core deposit intangibles	12,643
Other assets	—
Deposits	163
Borrowings	(1,728)
Deferred taxes on fair value adjustments	(6,358)

Net estimated fair value adjustments		11,809
Elimination of Pulaski Investment Corporation’s existing intangibles		(613)

Total preliminary allocation of purchase price		49,514
Goodwill due to the merger		81,304

Total purchase price, including cash		$130,818

Pocahontas Bancorp, Inc.

Historical net assets applicable to Pocahontas Bancorp Inc.’s common stock at September 30, 2006		$52,956
After tax merger related charges, severance payments and contract termination cost		(5,037)

Increase (decrease) to Pocahontas Bancorp Inc.’s net asset value at
September 30, 2006 as a result of estimated fair value adjustments:
Investment securities	$1,351
Loans	11
Fixed assets	1,756
Core deposit intangibles	10,824
Other assets	1,546
Deposits	404
Borrowings	(1,108)
Deferred taxes on fair value adjustments	(3,111)

Net estimated fair value adjustments		11,673
Elimination of Pocahontas Bancorp Inc.’s existing intangibles		(13,198)

Total preliminary allocation of purchase price		46,394
Goodwill due to the merger		29,009

Total purchase price		$75,403